UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2011

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Agreement.

A.            Fifth Supplemental Indenture for 8.5% Senior Notes due 2016

On February 24, 2011, MarkWest Energy Partners, L.P. (the “Partnership”) announced that it had accepted for purchase and payment (the “Initial Settlement”) approximately 99% of the outstanding $275 million aggregate principal amount of its 8.5% Senior Notes due 2016 (CUSIP No. 570506AE5 and 570506AD7) (the “2016 Notes”) that were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on February 23, 2011 pursuant to its previously announced tender offer and consent solicitation, which commenced on February 9, 2011.  In addition, on February 24, 2011, payment for the 2016 Notes pursuant to the Initial Settlement was made.  The tender offer for the 2016 Notes will expire March 9, 2011, unless extended by the Partnership in its sole discretion.

On February 24, 2011, following receipt of the requisite consents of the holders of the 2016 Notes, the Partnership entered into the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”), by and among the Partnership, its wholly-owned subsidiary MarkWest Energy Finance Corporation (“Finance Corp.”), certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, to the Indenture, dated as of July 6, 2006, by and among the Partnership, Finance Corp., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as amended.  The Fifth Supplemental Indenture eliminates most of the restrictive covenants and certain default provisions respecting the 2016 Notes.  The Fifth Supplemental Indenture became operative upon the purchase by the Partnership of a majority of the outstanding 2016 Notes pursuant to its tender offer and consent solicitation.

A copy of the Fifth Supplemental Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference.  The description of the Fifth Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.

B.            Second Supplemental Indenture for 6.5% Senior Notes due 2021

On February 24, 2011, the Partnership and Finance Corp. (collectively, the “Issuers”) completed the public offering of $300 million aggregate principal amount of 6.5% Senior Notes due 2021 (the “Notes”), which are fully and unconditionally guaranteed on a senior unsecured basis by certain wholly-owned subsidiaries of the Partnership (collectively, the “Subsidiary Guarantors”).

The terms of the Notes are governed by the Indenture, dated as of November 2, 2010 (the “Indenture”), by and among the Partnership, Finance Corp., the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture, dated as of February 24, 2011 (the “Second Supplemental Indenture”). The Notes will mature on August 15, 2021. Interest is payable each February 15 and August 15, commencing August 15, 2011, and will accrue from February 24, 2011. The Issuers may redeem some or all of the Notes at any time on or after February 15, 2016 at the redemption prices specified in the Second Supplemental Indenture. Before February 15, 2014, the Issuers may also redeem up to 35% of the Notes in an amount not to exceed the net proceeds of certain equity offerings. The Issuers may also redeem the Notes prior to February 15, 2016 upon payment of the make-whole premium specified in the Second Supplemental Indenture. If the Partnership or any of its Restricted Subsidiaries (as defined in the Second Supplemental Indenture) sells certain of its assets and does not reinvest the proceeds to repay senior indebtedness or upon certain changes in control, the Partnership must offer to repurchase the Notes. The Notes are unsecured, rank equally with all of each Issuer’s existing and future senior debt and rank senior to all of each Issuer’s future subordinated debt. The Notes are structurally subordinated to all of each Issuer’s existing and future secured debt to the extent of the value of collateral securing such debt.

The Second Supplemental Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to (i) borrow money; (ii) pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity; (iii) make investments; (iv) use assets as collateral in other transactions; (v) engage in sale and leaseback transactions; (vi) sell certain assets or merger with or into other companies; (vii) engage in transactions with affiliates; and (viii) engage in unrelated businesses. These covenants are subject to a number of important exceptions and qualifications. If at any time the Notes are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services and no Default (as defined in the Second Supplemental Indenture) has occurred and is continuing, many of such covenants will terminate and the Partnership and its subsidiaries will cease to be subject to such covenants.

The Second Supplemental Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Partnership to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Partnership to comply for 90 days after notice with the provisions of the Second Supplemental Indenture relating to periodic reports of the Partnership as required by the Securities Exchange Act of 1934; (v) failure by the Partnership to comply for 30 days after notice with provisions of the Second Supplemental Indenture relating to change of control or asset sales or certain covenants described in the Second Supplemental Indenture (provided that notice need not be given and an Event of Default shall occur, 30 days after any breach of the covenants relating to restricted payments or incurrence of indebtedness and issuance of disqualified equity) in each case other than a failure to purchase Notes which will constitute an Event of Default under (ii) above and other than a failure to comply with certain covenants relating to merger, consolidation or sale of assets which will constitute an Event of Default under (iii) above and other than a failure to comply with certain provisions relating to periodic reports by the Partnership which will constitute an Event of Default under (iv) above; (vi) failure by the Partnership to comply for 60 days after notice with any of the other agreements in the Second Supplemental Indenture; (vii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by either Issuer or any of the Partnership’s Restricted Subsidiaries (or the payment of which is guaranteed by the Partnership or any of its Restricted Subsidiaries), if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (viii) failure by either Issuer or any of the Partnership’s Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (ix) except as permitted by the Second Supplemental Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its guarantee of the Notes; and (x) certain events of bankruptcy or insolvency described in the Second Supplemental Indenture with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to either Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the notes to be due and payable immediately.

Other material terms of the Notes, the Indenture and the Second Supplemental Indenture are described in the prospectus supplement, dated February 9, 2011, as filed by the Partnership, Finance Corp. and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) on February 10, 2011. The foregoing description of the Second Supplemental Indenture is qualified in its entirety by reference to such Second Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.2, and is incorporated herein by reference.

The Partnership, Finance Corp. and the Subsidiary Guarantors registered the sale of the Notes and the underlying guarantees with the Commission pursuant to a Registration Statement on Form S-3 (No. 164323) filed on January 13, 2010, as amended by Post-Effective Amendment No. 1 to Form S-3, filed on February 9, 2011.

The Notes were sold pursuant to an Underwriting Agreement, dated February 9, 2011 (the “Underwriting Agreement”), among the Partnership, Finance Corp., the Subsidiary Guarantors and Barclays Capital Inc.  The Underwriting Agreement was filed as Exhibit 1.1 to the Partnership’s Current Report on Form 8-K filed with the Commission on February 14, 2011.

ITEM 7.01.    Regulation FD Disclosure

On February 24, 2011, the Partnership issued a press release, which announced the completion of the public offering. A copy of the press release is furnished as Exhibit 99.1 hereto.

On February 24, 2011, the Partnership issued a press release, which announced the receipt of the requisite consents with respect to its tender offer and consent solicitation for its 2016 Notes. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

On February 24, 2011, the Partnership issued a press release, which announced the results of its tender offer for a portion of its 8.75% senior notes due 2018 (the “2018 Notes”) as of the early tender date. The press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.    Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description of Exhibit
4.1

Fifth Supplemental Indenture, dated as of February 24, 2011, by and among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2

Second Supplemental Indenture, dated as of February 24, 2011, by and among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 6.5% Senior Notes due 2021 (included in Exhibit 4.2)
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
99.1	Press release dated February 24, 2011, announcing the completion of the public offering.
99.2	Press release dated February 24, 2011, announcing the receipt of the requisite consents with respect to its tender offer and consent solicitation for its 2016 Notes.
99.3	Press release dated February 24, 2011, announcing the results of its tender offer for a portion of its 2018 Notes as of the early tender date.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: February 24, 2011	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer